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                                                                   EXHIBIT 99(d)

                               Offer to Exchange
                     Each Outstanding Share of Common Stock

                                       of

                                OnDisplay, Inc.

                                      for

                         1.58 Shares of Common Stock of

                              Vignette Corporation


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JUNE 29, 2000, UNLESS THE OFFER IS EXTENDED.


                                                                    June 2, 2000

To Our Clients:

   Enclosed for your consideration are the Prospectus, dated June 2, 2000 (the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Wheels Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Vignette Corporation, a Delaware corporation ("Vignette"), to exchange 1.58 shares of Vignette common stock, par value $0.01 per share (the "Vignette Common Shares") for each outstanding share of common stock, par value $0.001 per share (the "OnDisplay Shares"), of OnDisplay, Inc., a Delaware corporation ("OnDisplay"). The Offer is being made in connection with the Agreement and Plan of Merger dated as of May 21, 2000 (the "Merger Agreement") among Vignette, Purchaser and OnDisplay. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporations Law, Purchaser will be merged with and into OnDisplay (the "Merger", with OnDisplay surviving the Merger as a wholly owned subsidiary of Vignette.

   WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF ONDISPLAY SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH ONDISPLAY SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ONDISPLAY SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish us to tender any or all of the OnDisplay Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

          1. The consideration per OnDisplay Share is 1.58 Vignette Common
    Shares.

          2. The Offer is being made for all outstanding OnDisplay Shares.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, June 29, 2000, unless the Offer is extended.

          4. The Offer is subject to various conditions set forth in the Prospectus, which you should review in detail.
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          5. The OnDisplay board of directors by unanimous vote of the directors participating in the vote (1) determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the OnDisplay stockholders, (2) approved the Merger, the Offer and the Merger Agreement and (3) recommends that OnDisplay stockholders accept the Offer and tender their OnDisplay Shares pursuant thereto and approve and adopt the Merger Agreement.

          6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the cash payable to such stockholder or other payee for fractional shares pursuant to the Offer.

   Except as disclosed in the Prospectus, neither Vignette nor Purchaser is aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.

   If you wish to have us tender any or all of your OnDisplay Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your OnDisplay Shares, all such OnDisplay Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                        Instructions With Respect to the

                               Offer to Exchange

                     All Outstanding Shares of Common Stock

                                       of

                                OnDisplay, Inc.

                                      for

                             Shares of Common Stock

                                       of

                              Vignette Corporation

   The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated June 2, 2000 (the "Prospectus") and the related Letter of Transmittal in connection with the offer by Wheels Acquisition Corp., a Delaware corporation, to exchange 1.58 shares of Vignette Corporation common stock, par value $0.01 per share, for each outstanding share of common stock, par value $0.001 per share (the "OnDisplay Shares"), of OnDisplay Inc., a Delaware corporation.

   This will instruct you to tender the number of OnDisplay Shares indicated below (or if no number is indicated below, all OnDisplay Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Account Number:

Number of OnDisplay Shares to be Tendered:*     Shares

Dated:                 , 2000

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                                  Signature(s)

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                                 Print Name(s)

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                                  Address(es)

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                         Area Code and Telephone Number

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                Tax Identification or Social Security Number(s)
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  * Unless otherwise indicated, it will be assumed that all OnDisplay Shares held by us for your account are to be tendered.

                    PLEASE RETURN THIS FORM TO THE BROKERAGE

                         FIRM MAINTAINING YOUR ACCOUNT

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